FIFTH AMENDMENT TO THE
RUBY TUESDAY, INC.
EXECUTIVE SUPPLEMENTAL PENSION PLAN

This Fifth Amendment is made this 14th day of December, 2015, by Ruby Tuesday, Inc. (the “Company”), a corporation duly organized and existing under the laws of the State of Georgia.

WHEREAS, the Company maintains the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (the “Plan”), as most recently amended and restated by indenture effective as of January 1, 2007, and as amended by the First through Fourth Amendments thereto.

WHEREAS, the Company now wishes to amend the Plan primarily to freeze the accrual of additional benefits under the Plan for all existing participants and to generally prohibit the addition of new participants.

NOW, THEREFORE, the Company does hereby amend the Plan, pursuant to Section 12.1 thereof, effective as of the close of business on January 1, 2016, as follows:

1.           By adding a new final sentence to Section 2(a), as follows:

“Notwithstanding any other provision of this Section 2(a), the Accrued Benefit of a Participant shall be frozen as of the Freeze Date.”

2.           By deleting existing Section 2(i)(d) and substituting therefor the following:

“(d)       Notwithstanding any other provision of this Section 2(i), no period of employment, or absence from employment, after the close of business on the Freeze Date shall constitute Continuous Service under the Plan for purposes of determining the amount of a Participant’s Accrued Benefit payable at Normal Retirement Date under Section 4.”

3.           By adding a new final sentence to Section 2(m), as follows:

“Notwithstanding any other provision of this Section 2(m), no Eligible Employee who is not a Participant on the Freeze Date shall thereafter become a Participant and no inactive Participant shall become an active Participant.”

4.           By adding a new final sentence to Section 2(o), as follows:

“Notwithstanding any other provision of this Section 2(o), no Annual Base Salary for any Plan Year paid after the Freeze Date, shall be taken into consideration in determining Final Base Salary and no Plan Year shall be included in determining Final Base Salary for Plan Years commencing after the Plan Year containing the Freeze Date.  Annual Base Salary for the Plan Year containing the Freeze Date shall be annualized to the extent Annual Base Salary for such Plan Year is otherwise to be taken into account in determining Final Base Salary.”

5.           By adding new Section 2(o-1), as follows:

“(o-1)    ‘Freeze Date’ means (i) with respect to Employees, Eligible Employees and Participants, other than Rebecca Montagne and Keith Slater, January 1, 2016; (ii) with respect to Rebecca Montagne and Keith Slater, January 1, 2018.”

6.           By adding a new final sentence to Section 2(q), as follows:

“Notwithstanding any other provision of this Section 2(q), no Eligible Employee who is not a Participant on the Freeze Date shall thereafter become a Participant or Subsection (c) Participant.”

7.           By adding a new final sentence to Section 2(aa), as follows:

“(aa)       Notwithstanding any other provision of this Section 2(aa), no period of employment, or absence from employment, after the close of business on the Freeze Date shall constitute Hours of Service for purposes of determining Years of Service.”

8.           By deleting the final sentence of Section 3.3.

9.           By deleting the existing Section 3.4 and substituting therefor the following:

“3.4         No New Participants. Notwithstanding any other provision of this Section 3, any person who failed to become a Participant in the Plan on or prior to the Freeze Date shall not become a Participant at any time thereafter.  No Retired Participant or other former Employee who is reemployed after the Freeze Date shall earn any increase to any Accrued Benefit attributable to that individual’s prior period of reemployment.  No inactive Participant, within the meaning of Section 3.3, shall become eligible to resume active participation in the Plan after the Freeze Date.”

10.           By adding a new final paragraph to Section 4, as follows:

“Notwithstanding anything to the contrary contained in the Plan, a Participant’s Accrued Benefit shall be determined on the basis of Final Base Salary and otherwise includible Continuous Service through the earlier of:  (a) the Freeze Date, or (b) any earlier Separation from Service.”

11.           By deleting Section 5.1 in its entirety and substituting therefor the following:

“5.1        Normal Retirement.  A Participant who remains in Continuous Service, determined without regard to Subsection (d) of Section 2(i), until his Normal Retirement Date shall be entitled to the payment of his Accrued Benefit upon his Separation from Service at or any time after his Normal Retirement Date.”

12.           By deleting the last sentence of Section 5.4.

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Fifth Amendment.

IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to be executed as of the day and year first above written.

RUBY TUESDAY, INC.

By:	/s/ Jill Golder
Name:	Jill Golder
Title:	Executive Vice President,
Chief Financial Officer, Treasurer,
& Assistant Secretary

Attest:    /s/ Rhonda Parish
By:         Rhonda Parish
Title:      Chief Legal Officer & Secretary